EXHIBIT 99.1

MEDIA CONTACTS:

Jeff Baker	Bill Bartkowski
President and CEO	Partner
Analysts International	MeritViewPartners
Phone: 952-835-5900	Phone: 612-605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Reports Results for 2005

Quarter’s EPS Are at the High End of Recent Guidance

MINNEAPOLIS, February 23, 2006 - Analysts International Corporation (NASDAQ: ANLY) today reported the results for its fourth quarter ended December 31, 2005. Revenues totaled $85.9 million for the quarter, compared to $83.0 million for the comparable quarter a year ago and $78.2 million for the third quarter. For the quarter, the Company reported $1.0 million of net income, or $.04 per diluted share, compared to net income of $1.4 million or $.06 per share, for the fourth quarter of 2004. The quarter’s results are at the high end of the Company’s January 24, 2006 guidance with respect to earnings per share.

For the twelve months ended December 31, 2005, the Company reported revenues of $322.3 million, compared to $341.6 million in fiscal year 2004. The net loss for the period was $(17.7) million, or $(.72) per diluted share, compared to net income of $3.9 million in 2004, or $.16 per share. The twelve months ended December 31, 2005 includes merger related costs and other special charges totaling $14.9 million or $(.61) per diluted share. Excluding these charges, the Company lost $(2.8) million or $(.11) per diluted share for the year ended December 31, 2005. Analysts will host a conference call today at 9:30 a.m. (CST) to discuss these results in detail and answer questions participants may have. Interested parties may access the call by dialing 1-877-241-6895 or 1-973-339-3086 for international participants a few minutes before the scheduled start and ask for the Analysts International conference call moderated by Company President and CEO, Jeff Baker. The call may also be accessed via the internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 11:30 p.m. CT on February 23, 2006 to 10:59 a.m. CT on March 9, 2006, by calling 1-877-519-4471 and using access code 7033822. The Company will also file an 8-K with the Securities and Exchange Commission that will provide full transcript of the call.

About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client’s IT staffing needs; Business Solutions Services, which provides business solutions and network infrastructure services; and Outsourcing Services, which provides onshore and offshore strategic solutions. The Company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by the Company and its President, Jeffrey Baker regarding:  (i) increases in business activity and opportunity, including with IBM and another national client; (ii) continued development of its next generation staffing model (New Equities); (iii) growth of the Company’s IP telephony practice; (iv) the expected benefits from the Company’s reorganization and cost reduction actions; and (v) the Company’s anticipated growth in revenue and return to profitability are forward looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Analysts expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that Analysts’ reorganization and cost reduction actions will not produce revenue growth and profitability; (ii) the risk that Analysts will lose one or more contracts that adversely impact its growth and profitability; (iii) Analysts’ reorganization adversely affects its competitiveness in the marketplace; and (iv) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the press release.  Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
(in thousands except per share amounts)	2005	2005	2005	2005

Professional services revenue:
Provided directly	$65,762	$66,400	$263,121	$269,610
Provided through subsuppliers	11,556	12,360	34,431	55,806
Product sales	8,532	4,213	24,746	16,196
Total revenue	85,850	82,973	322,298	341,612
Expenses:
Salaries, contracted services and direct charges	62,880	61,640	240,100	261,005
Cost of product sales	7,819	3,876	22,550	14,964
Selling, administrative and other operating costs	13,657	15,865	61,053	61,015
Amortization of intangible assets	253	194	982	774
Restructuring and other severance related costs	10	—	3,914	—
Loss on asset disposal	8	—	1,825	—
Goodwill impairment		—	7,050	—
Merger related expenses	16	—	2,129	—

Operating income (loss)	1,207	1,398	(17,305)	3,854

Non-operating income	24	22	50	39
Interest expense	(215)	(12)	(394)	(41)

Income (loss) before income taxes	1,016	1,408	(17,649)	3,852

Income tax expense	50	—	50	—

Net income (loss)	$966	$1,408	$(17,699)	$3,852

Per common share:
Basic income (loss)	$.04	$.06	$(.72)	$.16
Diluted income (loss)	$.04	$.06	$(.72)	$.16

Average common shares outstanding	24,597	24,212	24,495	24,212
Average common and common equivalent shares outstanding	24,826	24,651	24,495	24,398

(more)

Analysts International Corporation

Consolidated Balance Sheets

(In thousands)	December 31, 2005	January 1, 2005

Assets

Current assets:
Cash and cash equivalents	$64	$7,889
Accounts receivable, less allowance for doubtful accounts	66,968	57,764
Other current assets	2,383	3,208
Total current assets	69,415	68,861

Property and equipment, net	4,056	5,658
Other assets	28,533	31,158

	$102,004	$105,677

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$24,581	$16,366
Salaries and vacations	8,260	8,828
Line of credit	5,000
Deferred revenue	1,645	1,658
Restructuring accrual, current portion	971	251
Self-insured health care reserves and other amounts	2,242	1,759
Deferred compensation, short term	534	560
Total current liabilities	43,233	29,422

Non-current liabilities, primarily deferred compensation	1,878	3,570
Restructuring accrual — non-current	581	67
Shareholders’ equity	56,312	72,618

	$102,004	$105,677

Note:  Certain reclassifications have been made to the audited balance sheet at January 1, 2005 to conform to the December 31, 2005 presentation. Such reclassifications have no effect on previously reported net income (loss) or shareholders’ equity.

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005

Net income (loss) as reported	$966	$1,408	$(17,699)	$3,852

Plus:
Merger related costs	16	—	2,129	—
Restructuring and other severance related costs	10	—	3,914	—
Asset write-off	8	—	1,825	—
Goodwill impairment	—	—	7,050	—

Total special charges	34	—	14,918	—

Income (loss) before special charges	1,000	1,408	(2,781)	3,852

Depreciation	679	730	2,763	2,918
Amortization	253	194	982	774
Net interest expense (income)	191	(10)	344	2
Income tax expense	50	—	50	—

Adjusted EBITDA*	$2,173	$2,322	$1,358	$7,546

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before special charges, interest, taxes, depreciation and amortization) and Income Before Special Charges which are adjusted from results based on GAAP to exclude certain items. We have excluded the special costs associated with the merger with Computer Horizons, restructuring charges relating to workforce reductions and lease obligations, the write-off of software development costs, and a goodwill impairment in accordance with FAS 142 to provide a meaningful comparison between current results and prior reported results. This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.